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                                                                    EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

We hereby consent to the following: (i) reference to our firm under the caption "Portfolio Performance Information" in Item 1-Business, included in BKF Capital Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003; and (ii) incorporation by reference in the Registration Statement (Form S-8 Nos. 333-50132 and 333-75014) pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc. of our reports dated October 17, 2002, January 13, 2003, January 13, 2003, January 13, 2003, January 27, 2003, April 11, 2003 and January 12, 2004, included in this Annual Report (Form 10-K) of BKF Capital Group, Inc. for the year ended December 31, 2003 with respect to the respective financial statements (not shown separately herein) of Meadow Lane Associates, L.P., SR Capital Partners, L.P., Greenspring Partners, L.P., PWF Capital Partners, L.P., Levco Debt Opportunity Partners, L.P., AItVantage Absolute Return Fund, L.P. and RCL Capital, L.P.

Eisner LLP

New York, New York
March 12, 2004